Exhibit 10.6B

BIGBAND NETWORKS, INC.

2007 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF STOCK OPTION

FOR NON-U.S. EMPLOYEES

Unless otherwise defined herein, the terms defined in the 2007 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, and the Exhibit B for Participant’s country of residence (if any) (together, the “Agreement”).

Participant:

Address:

Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Shares Granted

Exercise Price per Share	$

Total Exercise Price	$

Type of Option	Nonstatutory Stock Option

Term/Expiration Date

Vesting Schedule:

Subject to accelerated vesting as set forth below or in the Plan, this Option will be exercisable, in whole or in part, in accordance with the following schedule:

Termination Period:

This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 13(c) of the Plan.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	BIGBAND NETWORKS, INC.

Signature	By

Print Name	Title

Address:

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

FOR NON U.S. EMPLOYEES

1. Grant. The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs (in accordance with Section 16(l) below).

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4. Exercise of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit C (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding as set forth in Section 6 below. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check; or

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.

6. Tax Obligations/Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains his or her responsibility. Furthermore, Participant acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the exercise of the Option, the subsequent sale of Shares acquired under the Plan and the receipt of any dividends; and (2) do not commit to structure the terms of the grant of the Option or any aspect of Participant’s participation in the Plan to reduce or eliminate his or her liability for Tax-Related Items.

Prior to the relevant taxable event, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer. In this regard, Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Participant from his or her wages or other cash compensation paid by the Company and/or the Employer or from proceeds of the sale of the Shares acquired under the Plan. Alternatively, or in addition, the Company may (1) sell or arrange for the sale of Shares that Participant acquires under the Plan to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. If the Company satisfies the Tax-Related Item withholding obligation by withholding a number of Shares as described herein, Participant will be deemed to have been issued the full number of Shares due to Participant at exercise, notwithstanding that a number of the Shares is held back solely for the purpose of such Tax-Related Items.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue Shares under the Plan and refuse to deliver the Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

7. Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a

Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at BigBand Networks, Inc., 475 Broadway Street, Redwood City, CA 94063, United States of America, or at such other address as the Company may hereafter designate in writing.

10. Grant is Not Transferable. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

13. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

14. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. Nature of Option. In accepting the Option, Participant acknowledges and agrees that:

(a) the award of the Option is voluntary and occasional, and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

(b) all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;

(c) Participant’s participation in the Plan is voluntary;

(d) Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Company or the Employer to terminate Participant’s employment relationship at any time;

(e) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and which is outside the scope of Participant’s employment or service contract, if any;

(f) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;

(g) in the event that Participant is not an Employee of the Company, the Option and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company; and furthermore, the Option and Participant’s participation in the Plan will not be interpreted to form an employment or service contract with any Subsidiary of the Company;

(h) the future value of the Shares is unknown and cannot be predicted with certainty;

(i) if the Shares do not increase in value, the Option will have no value;

(j) if Participant exercises the Option and obtains Shares, the value of the Shares obtained upon exercise may increase or decrease in value, even below the Exercise Price;

(k) in consideration of the award of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option, or Shares purchased through exercise of the Option, resulting from termination of Participant’s employment by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Option, Participant irrevocably releases the Company and any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice of Grant, Participant shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;

(l) in the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to receive Options under the Plan and to vest in such Options, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of Participant’s employment (whether or not in breach of local labor laws); Participant’s right to exercise the Option after termination of employment, if any, will be measured by the date of termination of active employment and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of this Option;

(m) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares; and

(n) Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

17. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as necessary and applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, and job title, any Common Stock or directorships held in the Company, and details of the Option or any other entitlement to Shares, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country or elsewhere, and that the recipients’ country may have different data privacy laws and protections than Participant’s country. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares acquired upon exercise of the Option.

Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant understands that Data will be held as long as is reasonably necessary to implement, administer and manage his or her participation in the Plan, and he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Such Participants understand, however, that refusing or withdrawing their consent may affect their ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

18. Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

21. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this award of Options.

22. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

23. Exhibit B. Notwithstanding any provision herein or in the Notice of Grant, the award of the Option shall be subject to any additional terms and conditions as set forth in the Exhibit B for Participant’s country of residence, if any.

24. Governing Law. This Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option is made and/or to be performed.

EXHIBIT B

BIGBAND NETWORKS, INC.

2007 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS OF STOCK OPTION GRANT

This Exhibit B has been prepared to provide Participant with a summary of certain important information regarding participation in the Plan in Participant’s country of residence.

This Exhibit B is based on the tax and other laws concerning Options in effect as of June 2007. Such laws are often complex and change frequently. As a result, the information contained in this Exhibit B may be out of date at the time Participant exercises Options or sells Shares he or she acquires under the Plan.

In addition, this Exhibit B is general in nature. It is not intended to serve as specific tax or investment advice and does not discuss all of the various laws, rules and regulations that may apply. It may not apply to Participant’s particular tax or financial situation, and the Company is not in a position to assure Participant of any particular tax result. Accordingly, Participant is strongly advised to seek appropriate professional advice as to how the tax or other laws in Participant’s country apply to Participant’s specific situation.

If Participant is a citizen or resident of another country, or is considered a resident of another country for local law purposes, the information contained in this Exhibit B may not be applicable to Participant.

EXHIBIT B

BIGBAND NETWORKS, INC.

2007 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS OF STOCK OPTION GRANT

[Local Tax Information]